Exhibit 3.61

Form 205	Certificate of Formation Limited Liability Company	This space reserved for office use.
(Revised 01/06)

Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: $300

The filing entity being formed is a limited liability company. The name of the entity is:

Pelican Asphalt Company LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

☐ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

OR

☒ B. The initial registered agent is an individual resident of the state whose name is set forth below:

Don	C	Nelson
First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

3355 West Alabama, Suite 545	Houston	TX	77098
Street Address	City	State	Zip Code

☒ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☐ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

IF INDIVIDUAL

First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

NuCoastal Refining & Marketing Company
Organization Name

3355 West Alabama, Suite 575		Houston	TX		77098
Street or Mailing Address		City	State	Country Code	Zip Code

IF INDIVIDUAL

	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name

Street or Mailing Address	City	State	Country Code	Zip Code

IF INDIVIDUAL

	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name

Street or Mailing Address	City	State	Country Code	Zip Code

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The name and address of the organizer:

Don C Nelson
Name

3355 West Alabama, Suite 545	Houston	TX	77098
Street or Mailing Address	City		State	Zip Code

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	01-19-07

Signature of organizer